Exhibit 99.1
For investor information contact:
Heidi Flannery, Investor Relations
(510) 743-1718
investor@volterra.com
Volterra Reports Fourth Quarter and Fiscal Year 2005 Financial Results
FREMONT, Calif., January 30, 2006 — Volterra Semiconductor Corporation (Nasdaq: VLTR), a leading provider of high-performance analog and mixed-signal power management semiconductors, today reported financial results for its fourth quarter and fiscal year ended December 31, 2005.
Net revenue for the fourth quarter of 2005 was $13.5 million versus net revenue of $14.6 million for the fourth quarter of 2004 and net revenue of $12.5 million for the third quarter of 2005. Net income was $1.3 million, or $0.05 per share (diluted), for the fourth quarter of 2005, compared with net income of $2.7 million, or $0.10 per share (diluted), for the fourth quarter of 2004.
Volterra also reported net income and basic and diluted net income per share on a non-GAAP-basis. Non-GAAP net income excludes the effect of stock-based compensation expense, net of tax. Non-GAAP net income was $1.2 million, or $0.05 per share (diluted), for the fourth quarter of 2005, compared to non-GAAP net income of $2.9 million, or $0.11 per share (diluted), for the fourth quarter of 2004.
“Our fourth quarter financial results were in line with the guidance we gave in October,” said Volterra President and CEO Jeff Staszak. “As predicted, our graphics business was buoyed with ATI’s high-end performance ramp. We expect to see heightened activity in the server market in Q1 and throughout 2006 as our customers ramp their new Intel Bensley-based products. Additionally, we expect solid revenue contribution from both NVIDIA and ATI in 2006.”
For the full fiscal year 2005, net revenue increased to $53.9 million, an increase of 23% over net revenue of $43.9 million for the fiscal year 2004. Net income was $5.4 million or $0.21 per share (diluted), for the fiscal year ended December 31, 2005, compared to $5.1 million, or $0.22 per share (diluted), for fiscal year 2004. Non-GAAP net income was $5.6 million, or $0.21 per share (diluted), compared to non-GAAP net income of $5.8 million, or $0.25 per share (diluted), for fiscal year 2004.
Earnings Conference Call
Volterra will be conducting a conference call today at 5:30 p.m. (EDT). To access the conference call, investors can dial 800-218-9073 approximately ten minutes prior to the initiation of the teleconference. International and local participants can dial (303) 262-2211. Investors should reference Volterra or reservation number 11051299. A webcast of the conference call also will be available from the Investor Section of the Company’s website at: http://www.volterra.com/.
A digital replay of the conference call will be available through midnight on Monday, February 6, 2006. To access the replay, investors should dial (800) 405-2236 or (303) 590-3000 and enter reservation number 11051299. The web cast will be available on the Company’s website until midnight on Monday, February 27, 2006.

About Volterra Semiconductor Corporation
Volterra Semiconductor Corporation, headquartered in Fremont, CA, designs, develops, and markets leading edge silicon solutions for low-voltage power delivery. The Company’s product portfolio is focused on advanced switching regulators for the computer, datacom, storage, and portable markets. Volterra operates as a fabless semiconductor company utilizing world-class foundries for silicon supply. The company is focused on creating products with high intellectual property content that match specific customer needs. For more information, please visit http://www.volterra.com/.
Non-GAAP Financial Measures
Volterra provides all information required in accordance with generally accepted accounting principles (GAAP), but it believes that evaluating its ongoing operating results and in particular, making comparisons to similar companies, may be difficult to understand if limited to reviewing only GAAP financial measures. Internally, Volterra uses calculations of (i) non-GAAP net income, which represents net income excluding the effect of stock-based compensation expense and special items such as restructuring charges, net of tax; (ii) non-GAAP basic and diluted net income per share, which represents basic and diluted net income per share excluding the effect of stock-based compensation expense and special items such as restructuring charges, net of tax; and (iii) non-GAAP operating margin, which represents income from operations excluding the effect of stock-based compensation expense and special items such as restructuring charges, as a percentage of revenue. Volterra’s management believes the non-GAAP information is useful because it can enhance the understanding of the Company’s ongoing performance as a business and Volterra therefore uses both GAAP and non-GAAP reporting internally to evaluate and manage Volterra’s operations.
Volterra has chosen to provide this information to investors to enable them to perform considerations of operating results in a manner similar to how the Company analyzes its operating results. However, Volterra’s management does not itself, nor does it suggest that investors should, consider such non- GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Volterra presents such non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate Volterra’s operating results and financial condition in a manner that focuses on what management believes to be Volterra’s ongoing business operations. Management also believes that the inclusion of the non-GAAP net income, basic and diluted net income per share, and operating margin provide consistency and comparability with similar companies in Volterra’s industry. Investors should note, however, that the non-GAAP financial measures used by Volterra may not be the same non-GAAP financial measures, and may not be calculated in the same manner as that of other companies. Whenever Volterra uses such a non-GAAP financial measure, it provides a reconciliation of non-GAAP financial measures to what it believes to be the most closely applicable GAAP financial measure. A reconciliation of GAAP net income to non-GAAP net income (loss) is included in the financial statements portion of this release. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure.
Forward-Looking Statements:
This press release regarding financial results for the quarter ended December 31, 2005 contains forward-looking statements based on current expectations of Volterra. The words “expect,” “will,” “should,” “would,” “anticipate,” “project,” “outlook,” “believe,” “intend,” and similar phrases as they relate to future events are intended to identify such forward-looking statements. These forward-looking statements reflect the current views and assumptions of Volterra but are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are the following: risks that Volterra may not be able to maintain its current revenue growth rate or gross margin levels; risks that one or more of Volterra’s concentrated group of customers may reduce demand or price for Volterra’s products or a particular product; dependence on a limited number of products; risks that Volterra may not be able to manage its growth; risks that Volterra’s new products may not be able to be completed in a timely fashion or gain market acceptance; risks with managing its small number of distributors; intellectual property litigation risk; the semiconductor industry’s cyclical nature; the seasonality in our business; geographic concentration of foundries, assembly and test facilities and customers in the Pacific Rim, subjecting Volterra to risks of natural disasters, epidemics and political unrest; and other factors detailed in our filings with the Securities and Exchange Commission, including the Form 10-Q filed on November 9, 2005. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and Volterra undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof, except as required by law.

VOLTERRA SEMICONDUCTOR CORPORATION
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2005	2004	2005	2004
	(unaudited)			(audited)
Net revenue	$13,541	$14,614	$53,867	$43,935
Cost of revenue	6,598	6,166	24,218	19,635

Gross margin	6,944	8,448	29,648	24,300

Operating expenses:
Research and development	4,006	3,784	15,632	13,062
Selling, general and administrative	1,877	1,842	8,416	5,584
Stock-based compensation (*)	(118)	199	245	682

Total operating expenses	5,765	5,825	24,294	19,328

Income from operations	1,179	2,623	5,354	4,972

Interest and other income	415	196	1,288	385
Interest and other expense	(16)	(5)	(30)	(14)

Income before income taxes	1,578	2,814	6,612	5,343
Income tax expense	249	80	1,206	234

Net income	$1,329	$2,734	$5,406	$5,109

Basic net income per share	$0.06	$0.12	$0.23	$0.40

Shares used in computing basic net income per share	23,755	23,193	23,583	12,891

Diluted net income per share	$0.05	$0.10	$0.21	$0.22

Shares used in computing diluted net income per share	26,238	26,560	26,193	23,100

(*) Stock-based compensation consists of:
Cost of revenue	$(5)	$8	$16	28
Research and development	(11)	125	87	402
Selling, general and administrative	(102)	66	142	252

Total	$(118)	$199	$245	682

VOLTERRA SEMICONDUCTOR CORPORATION
AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share amounts and percentages)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2005	2004	2005	2004
	(unaudited)			(audited)
GAAP net income	$1,329	$2,734	$5,406	$5,109

Adjustments:
Stock-based compensation	(118)	199	245	682

Total operating income adjustments	(118)	199	245	682

Income tax effect	19	(6)	(45)	(30)

Non-GAAP net income	$1,230	$2,927	$5,606	$5,761

Non-GAAP diluted net income per share	$0.05	$0.11	$0.21	$0.25

Diluted weighted average shares	26,238	26,560	26,193	23,100

Percent of Net Revenue:

GAAP income from operations	10%	18%	10%	11%
Total operating income adjustments	(1)	1	0	2

Non-GAAP income from operations	9%	19%	10%	13%

VOLTERRA SEMICONDUCTOR CORPORATION
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 31,	December 31,
	2005	2004
		(audited)
Assets
Current assets:
Cash, cash equivalents and investments	$47,907	$44,733
Accounts receivable, net	8,711	2,097
Inventory	4,283	5,134
Prepaid expenses and other current assets	1,091	726

Total current assets	61,992	52,690
Property and equipment, net	3,477	1,414
Other assets	34	34

Total assets	$65,503	$54,138

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$4,267	$1,768
Accrued liabilities	3,476	2,105

Total current liabilities	7,743	3,873
Commitments and contingencies
Stockholders’ equity:
Common stock	24	23
Additional paid-in capital	96,227	94,412
Deferred stock-based compensation	(189)	(462)
Accumulated deficit	(38,302)	(43,708)

Total stockholders’ equity	57,760	50,265

Total liabilities and stockholders’ equity	$65,503	$54,138